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HOFFMAN, MORRISON & FITZGERALD, P.C.
  Certified Public Accountants and Consultants




     Consent of Hoffman, Morrison & Fitzgerald, P.C., Independent Auditors


We hereby consent to the use in this Registration Statement on Form N-5 of our report included herein dated August 2, 1997, relating to the financial statements of EASTERN VIRGINIA SMALL BUSINESS INVESTMENT CORPORATION and to the reference to our Firm under the caption "Experts" in the Prospectus.


/s/ Hoffman, Morrison & Fitzgerald, P.C.
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HOFFMAN, MORRISON & FITZGERALD, P.C.
McLean, VA
January 28, 1998
























7926 Jones Branch Drive * Suite 330 * Tysons Corner * McLean, Virginia 22102 *
                        703-847-4600 * Fax: 703-356-4821
190 E. 5th Avenue * Naperville * Illinois * 60563 * 630-983-2535 * Fax:
                                  630-983-2582
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Members of : American Institute of Certified Public Accountants PCPS/SEC *
                Virginia Society of Certified Public Accountants
Illinois CPA Society * CPA Associates International, Inc. with Associated
              Offices in Principal U.S. and International Cities